Exhibit 99.1

NEWS RELEASE

FOR MORE INFORMATION CONTACT:	Michael Dunne Public Information Officer 541-338-1428 www.therightbank.com Email: michael.dunne@therightbank.com

FOR IMMEDIATE RELEASE

Pacific Continental Corporation Completes Acquisition of

Foundation Bancorp, Inc. and Foundation Bank

EUGENE, Ore., September 6, 2016 — Pacific Continental Corporation (Nasdaq: PCBK), the holding company of Pacific Continental Bank, today announced the completion of the acquisition of Bellevue, Washington-based Foundation Bancorp, Inc. and its wholly-owned subsidiary, Foundation Bank. Following this acquisition, Pacific Continental Bank has total assets of approximately $2.4 billion, total loans outstanding of approximately $1.7 billion and total deposits of approximately $2.0 billion.

The company also affirmed that shareholders of Foundation Bancorp, Inc. approved the merger transaction on August 30, 2016 and that Foundation Bancorp, Inc. Vice Chairman and Interim Chief Executive Officer Duane C. Woods and Thomas Ellison have been appointed to the board of directors of Pacific Continental Corporation and Pacific Continental Bank.

“The closing of this acquisition signals a new era in community banking for our clients, employees and the communities we serve,” said Roger Busse, president and chief executive officer for Pacific Continental Bank. “It also underscores the tremendous amount of work and dedication by the employees of Foundation Bank and Pacific Continental Bank to complete this important transaction.”

Additional Information

Foundation Bank customers are encouraged to visit Pacific Continental’s website –therightbank.com – to learn more about their new bank. By clicking on the “Pacific Continental Bank is pleased to welcome Foundation Bank clients!” block on the homepage, visitors will be directed to a page with information they need to know regarding the closing of the acquisition and conversion of systems, including a comprehensive Frequently Asked Questions document.

Advisors

Pacific Continental Corporation was advised in the transaction by D.A. Davidson & Co. as financial advisor and Pillsbury Winthrop Shaw Pittman LLP as legal counsel. Foundation Bancorp, Inc. was advised by Keefe, Bruyette & Woods, Inc. as financial advisor and Sidley Austin LLP as legal counsel.

About Pacific Continental Bank

Pacific Continental Bank, the operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through 14 banking offices in Oregon and Washington. The Bank also operates loan production offices in Tacoma, Washington and Denver, Colorado. With $2.4 billion in total assets, Pacific Continental has established one of the most unique and attractive metropolitan branch networks in the Pacific Northwest with offices in three of the region’s largest markets including Seattle, Portland and Eugene. Pacific Continental targets the banking needs of community-based businesses, health care professionals, professional service providers and nonprofit organizations.

Since its founding in 1972, Pacific Continental Bank has been honored with numerous awards and recognitions from highly regarded third-party organizations including The Seattle Times, Portland Business Journal, Seattle Business magazine and Oregon Business magazine. A complete list of the company’s awards and recognitions – as well as supplementary information about Pacific Continental Bank – can be found online at therightbank.com. Pacific Continental Corporation’s shares are listed on the Nasdaq Global Select Market under the symbol “PCBK” and are a component of the Russell 2000 Index.

Forward-Looking Statement Safe Harbor

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). Such forward-looking statements include but are not limited to statements about expectations regarding future events and developments, such as anticipated benefits of the merger transaction, and other statements that are not historical facts. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those projected, including but not limited to the following: the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Pacific Continental operates; the ability to promptly and effectively integrate the businesses of Pacific Continental Bank and Foundation Bank; the reaction to the transaction of the companies’ customers, employees and counterparties; and the diversion of management time on merger-related issues. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. Pacific Continental Corporation undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this release. This statement is included for the express purpose of invoking PSLRA’s safe harbor provisions.

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